JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 6/29/2021
INSIGHT PARTNERS XI, L.P.
By:      Insight Associates XI, L.P., its general partner
By:      Insight Associates XI, Ltd. its general partner

By:        /s/Andrew Prodromos
Name:   Andrew Prodromos
Title:     Authorized Officer

Date: 6/29/2021
INSIGHT PARTNERS (CAYMAN) XI, L.P.
By:      Insight Associates XI, L.P., its general partner
By:      Insight Associates XI, Ltd. its general partner

By:        /s/Andrew Prodromos
Name:   Andrew Prodromos
Title:     Authorized Officer

Date: 6/29/2021
INSIGHT PARTNERS (DELAWARE) XI, L.P.
By:      Insight Associates XI, L.P., its general partner
By:      Insight Associates XI, Ltd., its general partner

By:        /s/Andrew Prodromos
Name:   Andrew Prodromos
Title:     Authorized Officer

Date: 6/29/2021
INSIGHT PARTNERS XI (CO-INVESTORS), L.P.
By:      Insight Associates XI, L.P., its general partner
By:      Insight Associates XI, Ltd., its general partner

By:        /s/Andrew Prodromos
Name:   Andrew Prodromos
Title:     Authorized Officer

Date: 6/29/2021
INSIGHT PARTNERS XI (CO-INVESTORS) (B), L.P.
By:      Insight Associates XI, L.P., its general partner
By:      Insight Associates XI, Ltd., its general partner

By:        /s/Andrew Prodromos
Name:   Andrew Prodromos
Title:     Authorized Officer

Date: 6/29/2021
INSIGHT PARTNERS (EU) XI, S.C.SP. By: Insight Associates (EU) XI, S.a.r.l., its general partner By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 6/29/2021